LICENSE AGREEMENT

                  THIS LICENSE AGREEMENT is dated as of the 9th day of December, 1998 between Carson Products Company, a Delaware corporation, of 64 Ross Road, Savannah, Georgia 31405 ("Carson"), and The Cutex Company, a Delaware corporation, of 3510 North Lake Creek Drive, P.O. Box 1108, Jackson, Wyoming 83001 ("Cutex Co.") (each individually a "Party" and, collectively, the "Parties").

                  WHEREAS, Carson and Cutex Co. have entered into the asset purchase agreement dated as of December 9, 1998 (the "Purchase Agreement") pursuant to which Carson is transferring to Cutex Co. (1) the assets used in connection with its business of selling, distributing, packaging, manufacturing and marketing nail polish remover and nail care implement products and (2) all right, title and interest in and to the marks listed in Exhibit A and the goodwill associated therewith (the "Marks") within the United States and Puerto Rico (the "Territory");

                  WHEREAS, pursuant to the Purchase Agreement, Carson is retaining certain assets used in connection with its business of selling, distributing, packaging, manufacturing and marketing nail enamel products and nail care treatment products; and

                  WHEREAS, Cutex Co. desires to grant to Carson, and Carson desires to acquire from Cutex Co., an exclusive, transferable (subject to the limitations set forth in Section 1.03), fully paid-up, royalty-free license to use the Marks in connection with the sale, distribution, packaging, manufacture and marketing within the Territory of (i) nail enamel products and (ii) nail care treatment products to the extent that such nail care treatment products are intended for use by direct application to nails and/or cuticles (the "Goods");

                  NOW THEREFORE, for and in consideration of the mutual covenants and agreements contained herein and in the Purchase Agreement and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1         GRANT OF LICENSE.

                  1.01 License.  Subject to the other provisions  hereof,  Cutex
Co. hereby grants to Carson an exclusive (including as to Cutex Co.), transferable (subject to the limitations set forth in Section 1.03), fully paid-up, royalty-free license to use the Marks in connection with the business of selling, distributing, packaging, manufacturing and marketing the Goods within the Territory.

                  1.02 Ownership. All right, title and interest in and to the Marks shall remain vested in Cutex Co. All use of the Marks by Carson shall inure to the benefit of Cutex Co.

                  1.03 Transferability. Upon expiration of the Option Period (as defined in the Option Agreement, dated the date hereof, by and between Carson and Cutex Co.), Carson shall have the right to assign or sublicense its rights under this Agreement in its sole discretion. Carson shall notify Cutex Co. of such assignment or sublicense within a reasonable time following the effective date of any such assignment or sublicense. In no event shall Carson transfer its rights under this Agreement during the Option Period.


ARTICLE 2         FORM OF USE.

                  2.01 Notices, Legends and other Marks. Carson shall use the Marks in connection with the federal registration symbol, (R), or the "TM" symbol, as applicable.

                  2.02 Quality Standards. Subject to Section 2.03, Carson agrees that it shall only use the Marks in a manner consistent with the past practices of Carson immediately prior to the execution of the Purchase Agreement.

                  2.03 Quality Control. Cutex Co. hereby approves of all uses of the Marks that are consistent with the practices of Carson immediately prior to the execution of the Purchase Agreement. To the extent Carson intends to use the Marks in a manner which materially deviates from past practices, Carson shall submit to Cutex Co., for approval or disapproval, samples of any such proposed use. Cutex Co. shall be deemed to have approved the use of such samples if Carson does not receive a notice of disapproval within ten (10) business days of Cutex Co.'s receipt of any such samples. Once Carson has obtained Cutex Co.'s approval for any proposed use of the Marks, Carson shall only be obligated to submit for approval samples of new proposed uses which are materially different than the approved uses.


ARTICLE 3         TERM AND TERMINATION.

                  3.01 Term. The term of this Agreement shall commence on the date of this Agreement and shall continue until terminated.

                  3.02 Termination of License by Cutex Co. Cutex Co. may terminate the license granted hereunder by giving notice to the licensee (1) upon the exercise by Cutex Co. of its option set forth in the Option Agreement between Cutex Co. and Carson of even date herewith and the consummation of the transactions contemplated thereby, (2) if the holder of the license ceases to actively engage in the sale of Goods in a manner consistent with past practices or as otherwise permitted by Cutex Co. pursuant to Section 2.03 or (3) if the holder of the license fails to perform any material obligation under this Agreement and does not cure such default within 45 days after written notice from Cutex Co. of such default.

                  3.03 Termination for Convenience. Upon notice to Cutex Co., Carson may terminate the license granted to it under this Agreement for convenience at any time.

                  3.04 Effect of Termination. In the event of a termination of the license granted under this Agreement for any reason, Carson shall have the right to continue to use the Marks in connection with the sale of any and all previously manufactured Goods in the normal course of business for a period of up to six (6) months in order to dispose of inventory of finished Goods and works in progress in an orderly manner. At the end of such six-month period, Carson shall (1) cease use of the Marks and (2) terminate all sublicenses granted pursuant to this Agreement.


ARTICLE 4         DISCLAIMER.

EXCEPT AS SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, REGARDING OR RELATING TO THE MARKS OR ITS USE OF THE MARKS, AND EACH PARTY EXPLICITLY DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE. NOTHING CONTAINED IN THIS SECTION SHALL LIMIT OR RESTRICT CUTEX CO.'S RIGHTS AND REMEDIES, OR THOSE OF ANY OF ITS AFFILIATES, UNDER THE PURCHASE AGREEMENT.


ARTICLE 5         TOOLS, DIES AND MOLDS.

                  5.01 Use of Tools, Dies and Molds. Pursuant to the Purchase Agreement, Carson is selling to Cutex Co., among other assets, the tools, dies and molds set forth on Schedule 1.1(vii) to the Purchase Agreement, which tools, dies and molds are currently used in connection with the manufacture of the Goods (the "Equipment"). For so long as Carson has the right to use the Marks pursuant to the license granted hereunder, this Agreement shall also constitute the agreement by Cutex Co. to lease to Carson on an exclusive (except as to Cutex Co.), transferable (on the same terms as the license granted hereunder), fully-paid up, rent-free basis the Equipment for use in connection with the manufacture of the Goods. Cutex Co. further agrees that the Equipment shall continue to be located at the facilities indicated on Schedule 1.1(vii) to the Purchase Agreement and that, during the term of the lease granted hereby, Cutex Co. will not require or authorize that the Equipment be moved from such locations without the express written consent of Carson, which consent shall not be unreasonably withheld. The provisions of this paragraph shall automatically terminate at the same time as the license granted hereunder in respect of the Marks terminates pursuant to Article 3. Carson shall maintain the equipment in accordance with generally accepted industry practice such that upon the termination of this provision the equipment shall be returned to Cutex Co. in good operating condition and repair, ordinary wear and tear excepted. Carson acknowledges that Cutex Co. shall have no responsibility for the safe-keeping, maintenance, or condition of the equipment and Carson hereby indemnifies Cutex Co. from any loss, liability, claim, damage or expense suffered by Cutex Co. as a result of Carson's use of the equipment.


ARTICLE 6         MISCELLANEOUS PROVISIONS.

                  6.01 Notices. Except as otherwise specified in this Agreement, all notices, requests, consents, approvals, agreements, authorizations, acknowledgements, waivers and other communications required or permitted under this Agreement shall be in writing and shall be deemed given: (i) on the date of delivery, if delivered personally, (ii) on the business day after dispatch by documented overnight delivery service such as Federal Express, if sent in such manner, (iii) on the date of transmission by telecopy or telex or other means of electronic transmission, if so transmitted, provided that a confirmation copy of any such electronic transmission is sent no later than the business day following the day of electronic transmission by documented overnight delivery service or registered mail, postage prepaid (return receipt requested), or (iv) on the fifth business day after deposit in the United States mail and sent by registered mail, postage prepaid (return receipt requested). Notices or other communications shall be directed to the following addresses:

                                    If to Carson to:

                                          Carson, Inc.
                                          c/o Morningside Capital Group, L.L.C.
                                          One Morningside Drive North, Suite 200
                                          Westport, CT  06880
                                          Telephone No.:  (203) 226-7664
                                          Telecopy No.:  (203) 226-8011
                                          Attention:  Vincent A. Wasik

                                    and to:

                                          Carson Products Company
                                          P.O. Box 22309
                                          Savannah, GA  31403
                                          Telephone No.:  (912) 651-3808
                                          Telecopy No.:  (912) 651-3990
                                          Attention:  Robert W. Pierce

                                    with a copy to:

                                          Milbank, Tweed, Hadley & McCloy
                                          One Chase Manhattan Plaza
                                          New York, New York  10005
                                          Telephone No.:  (212) 530-5000
                                          Telecopy No.:  (212) 530-5219
                                          Attention:  Lawrence Lederman, Esq.
                                          and Robert S. Reder, Esq.

                                    If to Cutex Co. to:

                                          The Shansby Group
                                          250 Montgomery Street
                                          San Francisco, CA  94104
                                          Telephone No.:  (415) 398-2500
                                          Telecopy No.:  (415) 421-5120
                                          Attention:  Charles Esserman and
                                                      Don Stanners

                                    with a copy to:

                                          Vinson & Elkins L.L.P.
                                          2300 First City Tower
                                          1001 Fannin Street
                                          Houston, TX  77002-6760
                                          Telephone No.:  (713) 758-3820
                                          Telecopy No.:  (713) 615-5605
                                          Attention:  Mark Metts, Esq.

                                    and to:

                                          Medtech Laboratories, Inc.
                                          P.O. Box 1108
                                          Jackson, WY  83001
                                          Telephone No.:  (307) 739-8222
                                          Telecopy No.:  (307) 739-8225
                                          Attention:  Gary Downing

                                    with a copy to:

                                          Chambliss, Bahner & Stophel, P.C.
                                          1000 Tallan Building
                                          Two Union Square
                                          Chattanooga, TN  37402-2500
                                          Telephone No.:  (423) 756-3000
                                          Telecopy No.:  (423) 265-9574
                                          Attention:  Charles N. Jolly, Esq.

Any party may, by notice given in accordance with this Section 6.01, specify a new address for notices under this Agreement.

                  6.02 Headings. The article and section headings are for reference and convenience only and shall not be considered in the interpretation of this Agreement.

                  6.03 Severability. If any provision of this Agreement is held by a court of competent jurisdiction to be contrary to law, then the remaining provisions of this Agreement, if capable of substantial performance, shall remain in full force and effect.

                  6.04 Waivers. No delay or omission by either Party in the exercise of any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by any Party of any breach or covenant shall not be construed to be a waiver of any succeeding breach or any other covenant. All waivers must be in writing and signed by the Party waiving its rights.

                  6.05 Consents, Approvals and Requests. Except as specifically set forth in this Agreement, all consents and approvals to be given by either Party under this Agreement shall not be unreasonably withheld or delayed and each Party shall make only reasonable requests under this Agreement.

                  6.06 Entire Agreement. This Agreement represents the entire agreement between the Parties with respect to its subject matter, and there are no other representations, understandings or agreements between the Parties relative to such subject matter.

                  6.07 Amendments. No amendment to, or change, waiver or discharge of, any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of each of the Parties.

                  6.08 Governing Law. This Agreement and the rights and obligations of the Parties hereunder shall be governed by and construed in accordance with United States trademark laws and the laws of the State of New York, without giving effect to the principles thereof relating to the conflicts of laws.

                  6.09 Covenant of Further Assurances. Cutex Co. and Carson covenant and agree that, subsequent to the execution and delivery of this Agreement and without additional consideration, each of Cutex Co. and Carson shall execute and deliver any further legal instruments and perform any acts which are or may become necessary to effectuate the purposes of this Agreement to perfect or otherwise preserve and maintain Cutex Co.'s rights in and to the Marks.

                  IN WITNESS WHEREOF, each of Cutex Co. and Carson has caused this Agreement to be signed and delivered by its duly authorized representative.


                                  THE CUTEX CO.



                                  By:___________________________________________
                                     Name:
                                     Title:



STATE OF_________           )
                            ) SS.
COUNTY OF________           )


     On this__day of______ ,199_, there appeared before me ________________, personally known to me, who acknowledged that he/she signed the foregoing license as his/her voluntary act and deed with full authority to do so.


                                  ___________________
                                  Notary Public

                                                     CARSON PRODUCTS COMPANY


                                  By:___________________________________________
                                     Name:
                                     Title:



STATE OF_________           )
                            ) SS.
COUNTY OF________           )


     On this__day of______ ,199_, there appeared before me ________________, personally known to me, who acknowledged that he/she signed the foregoing license as his/her voluntary act and deed with full authority to do so.


                                  ___________________
                                  Notary Public

                              EXHIBIT A - THE MARKS


COLOR QUICK
CUTEX
CUTEX
CUTEX
CUTEX BLOCK LETTERING LOGO # 1
CUTEX BLOCK LETTERING LOGO # 2
CUTEX BLOCK LETTERING LOGO # 3
CUTEX BLOCK LETTERING LOGO # 4
CUTEX BLOCK LETTERING LOGO # 5
CUTEX BLOCK LETTERING LOGO # 6
CUTEX BLOCK LETTERING LOGO # 7
CUTEX COLOR SPLASH
CUTEX COLOR SPLASH
CUTEX LOGO
CUTEX LOGO
CUTEX QUICK AND GENTLE
CUTEX SCRIPT LETTERING LOGO
FINGER DESIGN